ShineWing
AUSTRALIA
Advisors & Accountants

Take the lead

7 February 2022

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated February 7, 2022 of Kibush Capital Corp. (the "Company") to be filed with the Securities and Exchange Commission regarding the change of auditors. We agree with such statements insofar as they relate to our firm.

Yours faithfully

ShineWing Australia

**ShineWing Australia**